UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2006
OM GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-12515
(Commission File Number)
52-1736882
(I.R.S. Employer Identification Number)
127 Public Square
1500 Key Tower
Cleveland, Ohio 44114-1221
(Address of principal executive offices)
(Zip code)
(216) 781-0083
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 7, 2006, OM Group, Inc. (the “Company”) and Kenneth Haber, age 55, entered into an employment agreement that provides for Mr. Haber’s employment as chief financial officer. Under the terms of the agreement, Mr. Haber will receive an initial annual base salary of $325,000 and will be eligible to receive an annual bonus, which for 2006 shall be no less than 60% of his base salary. The Company has also agreed to enter into a change of control agreement with Mr. Haber in the form approved for other senior executives and a severance agreement that generally will pay Mr. Haber one year of base salary and target bonus in the event of a termination without cause.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)
On March 6, 2006, Leo J. Daley resigned from the Board of Directors of OM Group, Inc.
(c)
On March 7, 2006, Kenneth Haber was named chief financial officer of the Company. Mr. Haber has been serving in this position on an interim basis since November, 2005. For the past five years, Mr. Haber has been the owner and president of G&H Group, a consulting firm specializing in finance, general management, strategic design and implementation and mergers and acquisitions.
Additional information required by Item 5.02(c) is contained in Item 1.01 above.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OM Group, Inc.

(Registrant)

Date: March 10, 2006	/s/ Joseph M. Scaminace

	Name:	Joseph M. Scaminace
	Title:	Chief Executive Officer